UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Definitive Proxy Statement
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PERFUMANIA HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Perfumania Holdings, Inc.

35 Sawgrass Drive, Suite 2

Bellport, NY 11713

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On January 28, 2009

To our Shareholders:

The 2008 Annual Meeting of Shareholders of Perfumania Holdings, Inc. will be held at 9:30 a.m. on Wednesday, January 28, 2009, at our principal executive offices located at 35 Sawgrass Drive, Suite 2, Bellport, New York, for the purpose of considering and acting upon the following:

1.	Election of five directors to hold office until our 2009 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; and

3.	Any other matters that properly come before the Annual Meeting.

The Board of Directors is not aware of any other business scheduled for the Annual Meeting. Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned.

Shareholders of record at the close of business on December 26, 2008 are entitled to notice of, and to vote at, the Annual Meeting or at any postponements or adjournments of the Annual Meeting.

By Order of the Board of Directors,

Donna Dellomo
Chief Financial Officer

Bellport, NY

January 8, 2009

YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

-i-

PERFUMANIA HOLDINGS, INC.

2008 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

This Proxy Statement contains information related to our 2008 Annual Meeting of Shareholders to be held on Wednesday, January 28, 2009, beginning at 9:30 a.m., at our principal executive offices located at 35 Sawgrass Drive, Suite 2, Bellport, New York, and at any adjournments or postponements thereof. The approximate date that this Proxy Statement, the accompanying Notice of Annual Meeting and the enclosed Form of Proxy are first being sent to shareholders is January 8, 2009. You should review this information in conjunction with our Annual Report, which accompanies this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to

Be Held on January 28, 2009:

This Proxy Statement and the Annual Report are available to our shareholders electronically via the Internet on our website at www.perfumaniaholdingsinc.com/proxy_materials.aspx.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors and ratification of the appointment of our independent registered public accounting firm.

What is a proxy?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is called a proxy card. The form of proxy card included with this proxy statement designates each of Donna Dellomo and Joseph Bouhadana as proxies for our Annual Meeting.

What is a proxy statement?

It is a document that the regulations of the Securities and Exchange Commission (SEC) require us to give you when we ask you to sign a proxy card designating individuals as proxies to vote on your behalf.

What is the difference between a shareholder of record and a shareholder who holds stock in street name?

If your shares are registered in your name, you are a shareholder of record. Owners of record receive their proxy materials directly from us. When you properly complete, sign and return your proxy card, you are instructing the named proxies to vote your shares in the manner you indicate on the proxy card.

If your shares are held in the name of your broker or other financial institution, which is usually the case if you hold your shares in a brokerage or similar account, your shares are held in “street name.” Your broker or other financial institution or its respective nominee is the shareholder of record for your shares, and you are the “beneficial owner.” As the holder of record, only your broker, other institution or nominee is authorized to vote or grant a proxy for your shares. Beneficial owners receive their proxy materials directly from their broker or other institution. When you properly complete, sign and return your proxy card, you are giving your broker, other financial institution or nominee instructions on how to vote the shares they hold for you. If you wish to vote your shares in person at the Annual Meeting, you must contact your broker or other institution to obtain the authority to do so.

What is the record date and what does it mean?

The record date for our Annual Meeting is December 26, 2008. The record date is established by the Board of Directors as required by law and the Company’s By-laws. Owners of common stock at the close of business on the record date are entitled to receive notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

What are abstentions and broker non-votes?

An abstention occurs when a shareholder of record (which may be a broker or other nominee of a street name holder) is present at a meeting (or deemed present) but fails to vote on a proposal, indicates that the shareholder abstains from voting on the proposal, or withholds authority from proxies to vote for director nominees while failing to vote for other eligible candidates in their place. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares.

Who is entitled to vote at the Annual Meeting?

Only shareholders at the close of business on the record date, December 26, 2008, are entitled to receive notice of the Annual Meeting and to vote shares of our common stock that they held on the record date, or any adjournments or postponements of the Annual Meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the Annual Meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend. If your shares are held in the name of your broker or bank, you will need to bring a copy of a recent brokerage statement reflecting your stock ownership as of the record date and valid picture identification.

What constitutes a quorum for the meeting?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of all of the shares of common stock outstanding on the record date will constitute a quorum, permitting us to conduct business at the Annual Meeting. As of the record date, 8,966,417 shares of our common stock were outstanding. Proxy cards received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of a quorum, but will not be counted as votes cast “ for” or “against” any given matter. An independent inspector of elections appointed for the annual meeting will determine whether or not a quorum is present and will tabulate votes cast by proxy or in person at the Annual Meeting.

If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the Annual Meeting before an adjournment is taken.

How do I vote my shares?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a shareholder of record and you attend the Annual Meeting, you may deliver your completed proxy card in person. Beneficial owners who wish to vote at the Annual Meeting will need to obtain a proxy from the institution that holds their shares.

Can I vote by telephone or electronically?

The Company has not established procedures to allow telephone or electronic voting by shareholders of record, but may do so for future shareholder meetings if we determine that the added convenience to our shareholders would justify the additional costs to the Company associated with these voting methods.

Beneficial owners may vote by telephone or the Internet if their bank or broker makes those methods available, in which case your bank or broker will enclose the instructions with this proxy statement.

Can I revoke my proxy and change my vote after I return my proxy card?

Yes. If you are a record holder, even after you have submitted your proxy card, you may revoke your proxy and change your vote at any time before the proxy is exercised by filing with our Corporate Secretary either a notice of revocation or a duly executed proxy card bearing a later date. You may also change your vote by attending the Annual Meeting in person and voting. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and vote, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy. If a broker, bank or other nominee is the record holder of your shares and you wish to revoke your proxy, you must contact the record holder of your shares directly.

If I submit a proxy, how will my shares be voted?

If you submit a properly executed proxy card, the individuals named on the card, as your proxies, will vote your shares in the manner you indicate. If you sign and return the card without indicating your instructions, your shares will be voted for the election of the five nominees to serve on our Board of Directors and for ratification of the appointment of Deloitte and Touche LLP as the Company’s independent registered public accounting firm, and otherwise as recommended by the Board of Directors.

Your vote is important. Whether or not your plan to attend the meeting, we encourage you to vote by proxy as soon as possible.

My shares are held in street name. How are my shares voted if I do not return voting instructions?

Your shares may be voted if they are held in the same name of a broker or other institution, even if you do not provide the broker or other institution with voting instructions. Brokers and certain other institutions have the authority to vote shares on certain “routine” matters for which their customers do not provide voting instructions. The election of directors and the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company are considered routine matters and thus may be voted on by your broker or other institution if you have not provided voting instructions within the applicable time frame.

What are the Board’s recommendations?

The Company’s Board of Directors is soliciting proxies to vote your shares at the Annual Meeting. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The recommendation of the Board of Directors is set forth with the description of each proposal in this Proxy Statement. In summary, the Board of Directors recommends a vote:

•	for the election of the nominated slate of directors; and

•	for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

The Board of Directors does not know of any other matters that may be brought before the Annual Meeting, nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate Board of Directors nominees. In the event that any other matter should properly come before the Annual Meeting or any Board of Directors nominee is not available for election, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each proposal?

Election of Directors. The affirmative vote (either in person or by proxy) of a plurality of the votes cast at the Annual Meeting is required for the election of directors. This means that candidates who receive the highest number of votes are elected. Shareholders do not have the right to cumulate their votes for directors.

Other Proposals. The affirmative vote (either in person or by proxy) of a majority of the votes cast at the Annual Meeting is required for approval of the ratification of the appointment of Deloitte & Touche LLP.

How are abstentions counted when tabulating the vote?

Abstentions (that is, a properly executed proxy card marked “ABSTAIN” with respect to a particular matter) with respect to a particular matter do not count in any vote totals for or against any matter, even though the shares associated with such abstentions are counted for purposes of determining whether there is a quorum present at the Annual Meeting.

Who pays for the preparation of the proxy?

We will pay the cost of preparing, assembling and mailing the Proxy Statement, Notice of Annual Meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority for the execution of proxies, and we may reimburse such persons for their expenses incurred in connection with these activities.

Our principal executive offices are located at 35 Sawgrass Drive, Suite 2, Bellport, New York 11713, and our telephone number is (631) 866-4100. Any shareholder of record as of the record date may look at the complete list of the shareholders of record entitled to vote at the Annual Meeting. The list will be available at our offices for a period of ten days before the Annual Meeting and at the Annual Meeting itself.

How can I obtain a separate set of voting materials?

Under a procedure approved by the SEC called “householding,” certain shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Annual Report and proxy materials sent to shareholders until such time as one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure reduces duplicate mailings and save printing costs and postage fees, as well as natural resources.

If you received a householded mailing this year, and you would like to have additional copies of our Annual Report and proxy materials mailed to you, or if you would like to opt out of householding for future mailings, please submit your request to Corporate Secretary, 35 Sawgrass Drive, Suite 2, Bellport, New York 11713, or call (631) 866-4100. You may also contact us at the address or phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

PROPOSAL 1 – ELECTION OF DIRECTORS

Directors Standing for Election

At the Annual Meeting, the shareholders will elect five directors, each of whom will serve for a term expiring at the next Annual Meeting of Shareholders and until his or her successor has been duly elected and qualified.

Each of the nominees listed below has consented to being named in this proxy statement and to serve if elected. The Board of Directors has no reason to believe that any nominee will refuse or be unable to serve if elected. However, if any of them should become unavailable to serve as director, the Board of Directors may designate a substitute nominee or the number of directors may be reduced in accordance with our bylaws. If the Board of Directors designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board of Directors.

Our directors, each of whom is standing for reelection are:

•

Stephen Nussdorf — Age 57. Mr. Nussdorf was appointed Chairman of the Board of Directors in February 2004. Mr. Nussdorf is also one of the principal shareholders in Quality King Distributors, Inc., a privately held distributor of pharmaceuticals and health and beauty care products, and he was formerly President and a director of Model Reorg, Inc., a privately held distributor of fragrance products, which became our subsidiary in August 2008. Mr. Nussdorf joined Quality King in 1972 and Model Reorg in 1996 and has served in various capacities in all divisions of their businesses.

•

Michael W. Katz — Age 60. Mr. Katz joined us in February 2004 as our President, Chief Executive Officer and a Director. He has served in various capacities at Model Reorg and Quality King and their affiliated companies, primarily responsible for overseeing administration, finance, and mergers and acquisitions. Mr. Katz has participated in the design and implementation of the business strategy that fostered the growth of Model Reorg and Quality King and their affiliated companies. From 1994 until 1996 he was Senior Vice President of Quality King. Since 1996 he has served as Executive Vice President of Quality King and was also Executive Vice President and a director of Model Reorg. Mr. Katz is a Certified Public Accountant.

•

Carole Ann Taylor — Age 62. Ms. Taylor was appointed a director in June 1993. Ms. Taylor has been in the travel retail and duty free business for twenty years as owner and operator of retail locations in Miami and at Miami International Airport, including Bayside To Go, Little Havana To Go and Miami To Go. She was named 2004 International Businesswoman of the Year by the Organization of Women in International Trade and was the recipient of the 2005 City of Miami Business ICON award. Her company, Miami To Go, Inc. was named 2006 Minority Retail Firm of the Year for the Southern Region by the U.S. Small Business Administration and the U.S. Department of Commerce Minority Business Development Agency. Ms. Taylor is a member of our Audit, Compensation and Stock Option Committees.

•

Joseph Bouhadana — Age 39. Mr. Bouhadana was appointed a director in September 2002. Mr. Bouhadana has served as Corporate Director of Technology for INTCOMEX, a large distributor of branded computer components, generic accessories and networking peripherals into the Latin America and Caribbean regions with thirteen offices in ten countries, since January 2005. He served as Vice President of Information Technology of Tutopia.com, a privately owned Internet service provider with a presence in nine countries in Latin America, from September 2000 to January 2005. Previously, Mr. Bouhadana was the Director of Information Technology of Parker Reorder, a publicly traded company specializing in hospitality business to business procurement, distribution and logistics systems. Mr. Bouhadana is also a director of Adrenalina, a publicly traded retail entertainment, media and publishing company. Mr. Bouhadana is a member of our Audit, Compensation and Stock Option Committees.

•

Paul Garfinkle — Age 67. Mr. Garfinkle joined us as a director in February 2004. Mr. Garfinkle retired from the public accounting firm of BDO Seidman, LLP in June 2000 after a thirty-six year career. While at BDO Seidman, LLP, Mr. Garfinkle was an audit partner and client service director for many of the firm’s most significant clients. He also served for many years as a member of the firm’s Board of Directors and, during his last six years at the firm, as National Director of Real Estate. Mr. Garfinkle is the Chairman of the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

BOARD OF DIRECTORS COMMITTEES AND DIRECTOR INDEPENDENCE

The Board of Directors has determined that Carole Ann Taylor, Joseph Bouhadana and Paul Garfinkle (the “Independent Board Members”) are independent, as defined by Nasdaq Stock Market Rules. Our Board of Directors has a standing Audit Committee, Compensation Committee and Stock Option Committee.

We do not have a nominating or similar committee. The Independent Board Members perform the functions of a nominating committee, including reviewing and recommending candidates for directors. The Board of Directors believes that it is not necessary to have a nominating committee because the Independent Board Members adequately perform the same functions as a nominating committee. If a shareholder wishes to recommend a nominee for director, written notice should be sent to the Corporate Secretary in accordance with the instructions set forth later in this proxy statement under “Shareholder Proposals for the 2009 Annual Meeting.” All recommendations should be accompanied by a complete statement of such person’s qualifications (including education, work experience, knowledge of the Company’s industry, membership on the Board of Directors of another corporation, and civic activity) and an indication of the person’s willingness to serve. The Independent Board Members will evaluate the suitability of potential candidates nominated by shareholders in the same manner as other candidates identified to the Independent Board Members. In making its nominations, the Independent Board Members identify candidates who meet the current challenges and needs of the Board of Directors. In making such decisions, the Independent Board Members consider, among other things, an individual’s business experience, industry experience, financial background and experiences and whether the individual meets the independence requirements of the Nasdaq Stock Market. The Independent Board Members use multiple sources for identifying and evaluating nominees for director, including referrals from current directors, recommendations by stockholders and input from third party executive search firms.

For the fiscal year ended February 2, 2008, and since then, Carole Ann Taylor, Joseph Bouhadana and Paul Garfinkle were the members of our Audit Committee. The Audit Committee is governed by a written charter adopted by the Board of Directors. The duties and responsibilities of the Audit Committee include: (a) assisting our Board in its oversight of the integrity of our financial statements, (b) the selection and retention of our independent registered public accounting firm and any termination of engagement, (c) reviewing the scope and results of audits and other services provided by our independent registered public accounting firm, (d) reviewing our significant accounting policies and internal controls and (e) exercising general responsibility for all related auditing matters. A copy of the charter is posted on our website at www.perfumaniaholdingsinc.com. The Board of Directors has determined that Paul Garfinkle is an “audit committee financial expert” as defined by SEC rules. The Audit Committee held six meetings during the fiscal year ended February 2, 2008.

For the fiscal year ended February 2, 2008, and since then, Carole Ann Taylor and Joseph Bouhadana were the members of our Compensation Committee. The Compensation Committee is responsible for developing and approving the compensation program for our executive officers and directors, and it reviews and approves the specific compensation of our executive officers, including salaries, bonuses and benefit plans. The Compensation Committee does not have a charter. To assist our Compensation Committee in performing its duties, our Chief Executive Officer may provide recommendations concerning the compensation of executive officers, excluding himself; and may also provide our Compensation Committee information regarding an executive officer’s performance in light of our overall business and financial results of operations. Our Compensation Committee considers, but is not bound to and does not always accept, our Chief Executive Officer’s recommendations with respect to executive compensation. While the Compensation Committee may utilize compensation survey data, including within retail and other industries, which the Compensation Committee considers comparable or relevant to our own business, our Compensation Committee does not use a specific formula to set executive pay in relation to this market data; nor does our Compensation Committee utilize any formulization directly tied to our financial results of operations. The Compensation Committee met once during the fiscal year ended February 2, 2008.

For the fiscal year ended February 2, 2008, Carole Ann Taylor and Joseph Bouhadana were the members of the Stock Option Committee. The Stock Option Committee administers our 2000 Stock Option Plan and the 2000 Directors Stock Option Plan. The Stock Option Committee held no meetings during the fiscal year ended February 2, 2008.

During the fiscal year ended February 2, 2008, our Board of Directors held four meetings. Our policy is for directors to attend our annual shareholder meetings, barring special circumstances. All of our directors except one attended the 2007 Annual Meeting.

DIRECTOR COMPENSATION

During fiscal 2007, we paid each nonemployee director a $10,000 annual retainer, and we reimburse their expenses in connection with their activities as directors. In addition, nonemployee directors are eligible to receive stock options under our Directors Stock Option Plan.

Our Directors Stock Option Plan currently provides for an automatic grant of options to purchase 500 shares of our common stock upon a person’s election as director and an automatic grant of options to purchase 1,000 shares of our common stock upon re-election to the Board of Directors, in both instances at an exercise price equal to the fair market value of the common stock on the date of the option grant.

As compensation for serving on the special committee of the Board of Directors formed to evaluate and review our proposed merger with Model Reorg, Carole Ann Taylor, Joseph Bouhadana and Paul Garfinkle were each paid a special fee of $10,000 in February 2007.

The following table sets forth certain information regarding the compensation of our directors (other than directors who are also officers) for fiscal year 2007, which ended February 2, 2008:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)(2)
Carole Ann Taylor(3)	20,000	23,573	43,573
Joseph Bouhadana(3)	20,000	23,573	43,573
Paul Garfinkle(3)	20,000	23,573	43,573
Stephen Nussdorf(3)	—	—	—

(1)	Amounts listed represent the dollar amount we recognized for financial statement reporting purposes during fiscal 2007 under SFAS No. 123R, “Share Based Payment.” Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for fiscal 2007 in Note 2 to Consolidated Financial Statements.
(2)	No director received any perquisites or personal benefits in excess of an aggregate $10,000 for fiscal 2007.
(3)	As of February 2, 2008, our directors held outstanding stock options in the following amounts: Carole Ann Taylor (3,000); Joseph Bouhadana (5,000); Paul Garfinkle (4,500); Stephen Nussdorf (0).

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended January 31, 2009 (fiscal 2008). Deloitte & Touche LLP has served as our independent registered public accounting firm since fiscal 2000. One or more representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

Although ratification by our shareholders is not required by our bylaws or otherwise, the Audit Committee believes that it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by the independent registered public accounting firm. In the event this ratification is not received, the Audit Committee will reconsider the selection of Deloitte & Touche LLP.

Principal Accountant Fees and Services

The aggregate fees billed by Deloitte & Touche LLP for fiscal years 2007 and 2006 are as follows:

Fees	Fiscal 2007	Fiscal 2006
Audit Fees(1)	729,125	453,600
Audit-related Fees	—	—
Tax Fees(2)	33,000	—
All Other Fees(3)	306,800	—

Total Fees	1,068,925	453,600

(1)	“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated annual financial statements and the review of our interim consolidated financial statements included in quarterly reports.
(2)	“Tax Fees” consist of fees billed for transfer pricing services.
(3)	“All Other Fees” consist of fees for products and services other than the services reported above. In fiscal 2007, this category included fees for due diligence performed and review of the preliminary proxy statement filed in connection with our merger with Model Reorg.

The Audit Committee has considered and has determined that the provision of services as described above are compatible with maintaining Deloitte & Touche’s independence. The Audit Committee pre-approves the engagement of Deloitte & Touche for all professional services. The pre-approval process generally involves the full Audit Committee evaluating and approving the particular engagement prior to the commencement of services. All of the services described above under “Tax Fees” and “All Other Fees” were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP, AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2009.

REPORT OF THE AUDIT COMMITTEE

The following report concerns the Audit Committee’s activities regarding oversight of our accounting, auditing and financial reporting process.

As described more fully in its charter, the purpose of the Audit Committee is to act on behalf of the Board of Directors in its oversight of our internal control, accounting, auditing and financial reporting functions. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of several factors, including the information it receives, discussions with management and the auditors and the experience of the Committee’s members in business, financial and accounting matters.

Among other matters, and in accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee monitors the activities and performance of our independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee has ultimate authority and responsibility to select, evaluate and, when appropriate, replace our independent registered public accounting firm. The Audit Committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of our financial, accounting and internal controls. Management and the independent registered public accounting firm presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent registered public accounting firm. In addition, the Audit Committee generally oversees our internal compliance programs.

In fulfilling its oversight responsibilities, the Committee reviews and discusses with both management and the Company’s independent registered public accounting firm the annual and quarterly financial statements prior to their issuance. The Committee reviewed and discussed the audited consolidated financial statements of the Company for fiscal 2007 with management and the Company’s independent registered public accounting firm. The Committee also reviewed and discussed with management the audited consolidated financial statements of Model Reorg for the fiscal year ended October 31, 2007 and the transition period ended February 2, 2008. Management represented to the Committee that all such financial statements were prepared in accordance with generally accepted accounting principles, and the respective independent registered public accounting firms addressed the matters required by Statement on Auditing Standards (“SAS”) No. 114, “The Auditor’s Communication with Those Charged with Governance.” Following the Model Reorg acquisition, the Audit Committee determined to continue to retain Deloitte & Touche as the Company’s independent registered public accounting firm. Deloitte & Touche has provided the Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, the Committee discussed its independence with Deloitte & Touche, and the Committee satisfied itself as to the independence of Deloitte & Touche as well as of BDO Seidman, LLP, which had audited Model Reorg’s financial statements.

Based on the Audit Committee’s review and discussions described above, the Committee recommended that the Board of Directors include the respective audited consolidated financial statements in our annual report and transition report on Forms 10-K filed with the Securities and Exchange Commission for the fiscal year and transition period ended February 2, 2008.

The Audit Committee

Paul Garfinkle, Chairman
Joseph Bouhadana
Carole Ann Taylor

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following sets forth information concerning compensation for fiscal year 2007 (which ended February 2, 2008) and for fiscal year 2006 (which ended February 3, 2007) for our Chief Executive Officer, Chief Financial Officer and the other most highly compensated executive officers during fiscal 2007 (the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary($)	Bonus($)	Total($)
Michael W. Katz	2007	325,000	—	325,000
(President and Chief Executive Officer)	2006	325,000	—	325,000

Donovan Chin	2007	243,236	—	243,236
(Chief Financial Officer and current Chief Financial Officer of Perfumania, Inc.)	2006	234,340	8,369	242,709

Leon Geller	2007	209,836	—	209,836
(Vice President of Purchasing)	2006	210,227	7,650	217,877

Alan Grobman	2007	137,781	—	137,781
(Vice President of Logistics and Distribution, Perfumania, Inc.)	2006	136,873	4,846	141,719

Joel Lancaster	2007	213,317	—	213,317
(Vice President of Stores)	2006	204,550	7,192	211,742

(1)	In accordance with the rules of the SEC, the compensation described in this table does not include perquisites and other benefits received by a Named Executive Officer that do not exceed $10,000 in the aggregate. No Named Executive Officer received any perquisites or personal benefits in excess of an aggregate $10,000 for fiscal 2007 or 2006.

Outstanding Equity Awards at Fiscal Year-End

No stock options or other plan-based awards were granted to any Named Executive Officer during fiscal 2007. The following table shows all outstanding equity awards held by the Named Executive Officers at the end of fiscal 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
Michael W. Katz	100,000	—	—	12.99	6/29/2015	—	—	—	—
Donovan Chin	2,250	—	—	2.00	10/27/2008	—	—	—	—
	25,000	—	—	12.52	11/1/2009	—	—	—	—
Leon Geller	—	—	—	—	—	—	—	—	—
Alan Grobman	—	—	—	—	—	—	—	—	—
Joel Lancaster	—	—	—	—	—	—	—	—	—

Retirement Benefits and Potential Payments Upon Termination or Change of Control

No Named Executive Officer participates in any Company pension plan or nonqualified defined contribution or nonqualified deferred compensation plan, and none has entered into any agreements or understandings with the Company that provide for payments or benefits to the Named Executive Officer in the event of the Named Executive Officer’s termination of employment, including a change of control. Our option awards, however, typically provide that outstanding options would vest immediately upon a change of control. None of the options issued to our Named Executive Officers were subject to any vesting schedule at the end of fiscal 2007.

Generally, upon a termination of employment for any reason, each Named Executive Officer would be entitled to receive a cash payment of the Named Executive Officer’s base salary through the date of termination, to the extent not paid, any accrued but unused vacation pay and any unreimbursed business expenses. The Compensation Committee may, in its sole discretion, depending upon the circumstances of the termination of employment, pay the terminated Named Executive Officer severance in such amount as then determined by the Company.

Model Reorg Executive Compensation

The following information describes the compensation paid by Model Reorg to those officers who met the definition of “named executive officers” in Regulation S-K, Item 402(m)(2) for the year ended February 2, 2008, and whose compensation from Model Reorg exceeded $100,000.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation($)(a)	Total ($)
Stephen L. Nussdorf (President and Chief Executive Officer)	2007	292,864	—	37,808	330,672
Donna Dellomo (Chief Financial Officer)	2007	197,600	63,475	6,000	267,075
Raymond Piergiorgi (Chief Operating Officer)	2007	287,354	150,000	12,480	449,834

(a)	Car allowance

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Merger With Model Reorg and Related Credit Arrangements

As reported in the Company’s public filings, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Model Reorg on December 21, 2007. The merger with Model Reorg (the “Merger”) was completed on August 11, 2008 when Model Reorg was merged into a wholly-owned subsidiary of the Company in exchange for the issuance of 5,900,000 shares of the Company’s common stock and warrants to acquire an additional 1,500,000 shares of the Company’s common stock at an exercise price of $23.94. The warrants have a 10-year term, are not exercisable until August 11, 2011 and are not transferable, with limited exceptions.

Before the Merger, Glenn and Stephen Nussdorf owned an aggregate 1,113,144 shares or approximately 36% of the total number of shares of our common stock as of February 2, 2008, excluding 444,445 shares issuable upon conversion of a $5 million Subordinated Convertible Note issued by the Company to the Nussdorfs in December 2004 (the “Convertible Note”). Glenn and Stephen Nussdorf and their sister, Arlene Nussdorf, were shareholders, officers and principals of Model Reorg and are shareholders, officers and principals of Quality King and its subsidiaries. The Company’s President and Chief Executive Officer, Michael W. Katz was an executive of Model Reorg and remains an executive of Quality King.

The Merger Agreement was reached after extensive negotiations between Model Reorg and a special committee comprised of the independent Board members of the Company, which retained independent counsel and financial advisors. The special committee received an opinion from Financo, Inc. that, as of the date of the Merger Agreement and subject to various assumptions and qualifications set forth therein, the consideration paid by the Company in the merger was fair to the shareholders of the Company (other than shareholders of the Company who own or whose affiliates own securities of Model Reorg) from a financial point of view.

The Merger Agreement also required Model Reorg to refinance certain affiliate debt. At the closing of the Merger, estate planning trusts established by Glenn, Stephen and Arlene Nussdorf loaned an aggregate of approximately $55 million to the Company pursuant to unsecured subordinated promissory notes. At the same time, the Company issued an unsecured subordinated promissory note in the principal amount of $35 million to Quality King. All of the subordinated promissory notes issued to the Nussdorf trusts and Quality King are subordinated to the Company’s senior credit facility. The maturity date of the subordinated promissory notes payable to the Nussdorf trusts is February 8, 2012, and the subordinated promissory note payable to Quality King will amortize quarterly beginning in January 2009 at the rate of $2.5 million per quarter, with the balance due June 30, 2012. The subordinated promissory notes payable to the Nussdorf trusts bear interest at a rate equal to 2% over the rate in effect from time to time on the revolving loans under the senior credit facility, and the subordinated promissory note payable to Quality King bears interest at a rate equal to 1% over the rate in effect from time to time on the revolving loans under the senior credit facility. No interest payments will be required under any of the subordinated notes until January 2009.

Glenn and Stephen Nussdorf and their sister, Arlene Nussdorf, owned an aggregate 6,349,476 shares or approximately 71% of the total number of shares of the Company’s common stock as of December 26, 2008, excluding shares issuable upon conversion of the warrants or the Subordinated Convertible Note described above, and not assuming the exercise of any outstanding options held by the Company’s officers and directors. Stephen Nussdorf has served as the Chairman of the Company’s Board of Directors since February 2004.

Shareholder/Employment Agreements

The Company issued the Convertible Note in the principal amount of $5,000,000 to Stephen and Glenn Nussdorf on December 9, 2004 in exchange for a $5,000,000 subordinated secured demand loan they had made to us in March 2004. The Convertible Note bears interest at the prime rate plus 1% and requires quarterly interest payments. It matures in January 2009, but the Company is prohibited from repaying the principal while the senior credit facility remains outstanding. The Convertible Note was previously secured by a security interest in our assets, but in connection with the financings described above, Glenn and Stephen Nussdorf released and terminated the security interests. There are no prepayment penalties, and the Convertible Note is subordinate to all bank related indebtedness. The Nussdorfs may convert the amounts due under the Convertible Note into an aggregate of 444,445 shares of our common stock at a conversion price of $11.25, the closing market price of our common stock on the date the Convertible Note was issued.

Effective August 1, 2008, a 2003 stockholder agreement between Model Reorg and Mr. Katz was amended and restated and a $1.9 million promissory note payable to Mr. Katz was issued. This amount was fully accrued at August 1, 2008 and was reflected in accrued expenses and other liabilities. The note, which bears interest at 4% and is payable in equal monthly installments of $53,333 commencing September 1, 2008 and terminating August 1, 2011, was issued in consideration for the termination of a prior arrangement between Mr. Katz and Model Reorg which provided for stock ownership and an earnings participation in Model Reorg. The stockholder agreement includes certain non-compete, non-solicitation and confidentiality covenants.

In connection with the acquisition by Model Reorg of Jacavi LLC on October 5, 2007, Mr. Rene Garcia (who was a shareholder of Model Reorg and became a beneficial owner of more than 5% of the Company’s shares as a result of the Merger) entered into an employment agreement, dated as of October 5, 2007, with Jacavi. This agreement provided for Mr. Garcia’s employment as president and chief executive officer of Jacavi and its subsidiary, Distribution Concepts, LLC, at an initial annual base salary of $300,000. On December 15, 2008, Mr. Garcia and Jacavi entered into a separation agreement, terminating the employment agreement.

Sales To and Purchases From Affiliated Companies

During fiscal years 2007 and 2006, respectively, the Company purchased approximately $32.1 million and $32.4 million of merchandise from Model Reorg and its subsidiaries, and sold approximately $57.7 million and $13.6 million of different merchandise to Model Reorg and its subsidiaries, which represented substantially all of the Company’s wholesale sales. Between the end of fiscal year 2007 and the merger with Model Reorg, there were approximately $15.4 million of purchases from Model Reorg and its subsidiaries and approximately $15.2 of sales to Model Reorg and its subsidiaries. The wholesale sales made to Model Reorg and its subsidiaries resulted from the Company’s supplier relationships and its ability to obtain certain merchandise at better prices and in greater quantities than Model Reorg and its subsidiaries were able to achieve. The amounts due from Model Reorg and its subsidiaries at February 2, 2008 and August 10, 2008 were $0 and approximately $300,000, respectively. The amounts due to Model Reorg and its subsidiaries at February 2, 2008 and August 10, 2008, were approximately $36.1 million and $45.0 million, respectively. Accounts payable due to Model Reorg and its subsidiaries were non-interest bearing.

Glenn Nussdorf beneficially owns approximately 12% of the outstanding common stock of Parlux Fragrances, Inc. (“Parlux”). Purchases of merchandise from Parlux amounted to approximately $44.7 million and $17.6 million, respectively, in fiscal years 2007 and 2006, and $32.2 million during the first nine months of fiscal 2008. In fiscal 2006, Parlux sold all 378,102 shares of the Company’s common stock that it had previously owned to an unrelated third party. The amounts due to Parlux on February 2, 2008 and November 1, 2008 were approximately $12.5 million and $16.7 million, respectively. Accounts payable due to Parlux are non-interest bearing. Purchases from related parties are generally payable in 90 days, however, due to the seasonality of the Company’s business, these terms are generally extended. Related party accounts are historically brought closer to terms at the end of the holiday season, however, we are dependent upon these extended terms for much of our liquidity during the year.

On August 2, 2007, the Company entered into an Information Technology Services Agreement (the “IT Services Agreement”) with Model Reorg and its subsidiaries, whereby among other services, the Company managed and monitored the IT systems of Model Reorg in exchange for a monthly service fee of $25,000. The IT Services Agreement terminated 30 days after the effective date of the Merger with Model Reorg. The Company recorded income of $150,000 related to this Services Agreement for each of fiscal 2007 and the portion of fiscal 2008 before the merger.

Quality King occupies a leased 560,000 square foot facility in Bellport, New York. Model Reorg began occupying approximately half of this facility in December 2007 under a sublease that terminates on September 30, 2027, and this is now the location of the Company’s principal offices. The monthly sublease payments of approximately $192,000 increase by 3% annually. Through November 1, 2008, approximately $2.2 million had been paid to Quality King.

Model Reorg historically received shared services from Quality King pursuant to a service agreement. The agreement with Quality King provided for the allocation of expenses which were calculated based on various assumptions and methods. The methods employed utilized various allocation bases including the number of transactions processed, estimated delivery miles, warehouse square footage, payroll dollars and sales and inventory ratios. Effective with the Merger on August 11, 2008, the Company and Quality King executed a new services agreement providing for the Company’s participation in certain third party arrangements, including 401(k), medical, dental, and flex spending plans, at the Company’s respective share of Quality King’s cost, including allocated overhead, plus a 2% administrative fee, and the provision of legal services. The Company will also share with Quality King the economic benefit of the bulk rate contract that the Company has with UPS to ship Quality King’s merchandise and related items. The new services agreement will terminate on thirty days’ written notice from either party. Under these arrangements, approximately $2.4 million, $3.3 million and $6.0 million were paid to Quality King for the nine months ended November 1, 2008, and the years ended February 2, 2008 and January 31, 2007, respectively.

Related Party Transaction Policy

It is our policy that all related party transactions be disclosed to our Audit Committee for review and approval. The Committee reviews all relationships and transactions reported to it in which the Company and any of our directors, executive officers or principal shareholders, or any of their immediate family members, are participants to determine whether such persons have a direct or indirect material interest. The Company’s Chief Financial Officer is primarily responsible for the development and implementation of processes and controls to obtain information from such persons with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	any other matters the Committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Committee that considers the transaction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and beneficial holders of more than 10% of any class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such equity securities. Based upon a review of such forms furnished to us or representations from reporting persons stating that they were not required to file these forms, we believe that during fiscal 2007, all Section 16(a) filing requirements were satisfied on a timely basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of common stock beneficially owned as of December 26, 2008 by: (a) each of our directors and nominees for director, (b) each of our current executive officers, (c) all of our directors and current executive officers as a group and (d) each person known by us to beneficially own more than 5% of our outstanding common stock as of December 26, 2008. Unless otherwise provided, the address of each holder is c/o Perfumania Holdings, Inc., 35 Sawgrass Drive, Suite 2, Bellport, NY 11713.

Common Stock Beneficially Owned

Name of Beneficial Owner	Total Number of Shares Beneficially Owned(1)(6)		Percent of Shares Outstanding
Principal Shareholders
Stephen Nussdorf and Glenn Nussdorf	5,935,991	(2)	57.6%
Arlene Nussdorf	2,189,201	(3)	23.3%
Renee Garcia	827,088	(4)	9.1%
Jeffrey L. Feinberg	598,783	(5)	6.7%

Other Directors and Executive Officers
Michael W. Katz	100,000		*
Joseph Bouhadana	5,000		*
Paul Garfinkle	4,500		*
Carole A. Taylor	3,000		*
Donna Dellomo	35,000		*
Raymond Piergiorgi	38,000		*
Donovan Chin	37,250		*
All directors and executive officers as a group (8 persons)	6,158,741	(6)	58.6%

*	Less than 1%.
(1)	For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Exchange Act; the inclusion of shares as beneficially owned should not be construed as an admission that such shares are beneficially owned for purposes of the Exchange Act. Under the rules of the Securities and Exchange Commission, a person is deemed to be a “beneficial owner” of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose of or direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security.
(2)	Stephen Nussdorf beneficially owns his shares with his brother Glenn Nussdorf. Includes 443,757 shares issuable upon exercise of Warrants issued to each of Stephen and Glenn Nussdorf on August 11, 2008. The Warrants are exercisable on August 11, 2011, subject to acceleration in certain circumstances, at an exercise price of $23.94. Includes 444,445 shares of common stock issuable on conversion of a $5,000,000 Subordinated Convertible Note issued by the Company to the Nussdorfs in December 2004, as to which Stephen and Glenn Nussdorf share voting and investment power.

(3)	Amount includes 443,757 shares issuable upon exercise of Warrants issued to Ms. Nussdorf on August 11, 2008. The Warrants are exercisable on August 11, 2011, subject to acceleration in certain circumstances, at an exercise price of $23.94.
(4)

As reported in a schedule 13D filed with the SEC on August 21, 2008, Mr. Garcia and trusts of which he is a co-trustee own 658,359 shares. Mr. Garcia has sole voting and dispositive power over 339,795 of those shares and shared voting and disruptive power over 318,564 of those shares. Includes Warrants to purchase 168,729 of the Company’s common shares owned by Mr. Garcia and such trusts. The Warrants are exercisable on August 11, 2011, subject to acceleration in certain circumstances, at an exercise price of $23.94. Mr. Garcia’s address is 1608 NW 84th Avenue, Miami, FL 33126.

(5)	As reported in a Schedule 13G filed with the SEC on August 15, 2008, Mr. Feinberg and JLF Asset Management, L.L.C. share voting and investment power over these shares. Mr. Feinberg is the Managing Member of JLF Asset Management, L.L.C., which controls JLF Partners I, L.P. and JLF Offshore Fund, Ltd., which share voting and investment power over their respective shares. The address of Jeffrey L. Feinberg, JLF Asset, JLF Partners I, L.P. and JLF Offshore Fund, Ltd., as reported in their Schedule 13G is 2775 Via de la Valle, Suite 204, Del Mar, California 92014.
(6)	Includes shares of common stock issuable upon the exercise of stock options currently exercisable or exercisable within 60 days of December 26, 2008 in the following respective amounts: Michael W. Katz (100,000); Joseph Bouhadana (5,000); Paul Garfinkle (4,500); Carole A. Taylor (3,000); Donna Dellomo (35,000); Raymond Piergiorgi (35,000); Donovan Chin (27,498).

OTHER BUSINESS

We know of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

CONTACTING THE BOARD OF DIRECTORS

Shareholders who wish to communicate with the Board of Directors may do so by writing to Board of Directors, Perfumania Holdings, Inc., 35 Sawgrass Drive, Suite 2, Bellport, New York 11713. Such communications will be reviewed by the Secretary of the Company, who shall remove communications relating to solicitations, junk mail, or other correspondence relating to customer service issues. All other communications shall be forwarded to the Board of Directors or specific members of the Board, as appropriate or as requested in the shareholder communication. The Company encourages, but does not require, that all members of the Board of Directors attend annual meetings of the Company.

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

The Company intends to move its 2009 Annual Meeting of Shareholders to an earlier date so that it more closely follows the end of the Company’s fiscal year. The Company will give its shareholders advance notice of the date of the 2009 Annual Meeting and of the dates by which our Corporate Secretary must receive shareholder proposals intended to be presented at our 2009 Annual Meeting (i) for such proposals to be considered timely and (ii) for such proposals to be included in our proxy statement and form of proxy relating to the 2009 Annual Meeting.

Send all proposals or recommendations for nomination to our Corporate Secretary, Perfumania Holdings, Inc., 35 Sawgrass Drive, Suite 2, Bellport, New York 11713.

PERFUMANIA HOLDINGS, INC.

35 Sawgrass Drive, Suite 2

Bellport, NY 11713

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned holder of common stock of Perfumania Holdings, Inc., a Florida corporation (the “Company”), hereby appoints Donna Dellomo and Joseph Bouhadana, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company held of record by the undersigned at the close of business on December 26, 2008 at the Company’s Annual Meeting of Shareholders, to be held on Wednesday, January 28, 2009, at 9:30 a.m. at the Perfumania Holdings, Inc. corporate office, 35 Sawgrass Drive, Suite 2, Bellport, NY 11713 and at any adjournments or postponements thereof.

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL THE DIRECTOR NOMINEES LISTED IN PROPOSAL NO. 1 AND “FOR” PROPOSAL 2.

☒	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.	Election of Directors.

Vote for all Nominees Listed Below (except as written below)
☐

Vote Withheld from all Nominees
☐

NOMINEES:	Stephen Nussdorf
Michael W. Katz
Carole Ann Taylor
Joseph Bouhadana
Paul Garfinkle

(Instruction: To withhold authority for an individual nominee, write that nominee’s name on the line provided below.)

2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

☐	For	☐	Against	☐	Abstain

3.	In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES LISTED HEREIN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.

DATE

SIGNATURE

SIGNATURE (If held jointly)

Note: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the Annual Meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in the partnership name by authorized person.